                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             --------------------


                              PACTEL CORPORATION

A California Corporation              I.R.S. Employer No. 94-2995122


                                 2999 Oak Road
                            Walnut Creek, CA 94596
                                (510) 210-3900


                             --------------------


                      PACTEL CORPORATION RETIREMENT PLAN

                              Agent for Service:

                             Lydell L. Christensen
             Executive Vice President and Chief Financial Officer
                              PacTel Corporation
                               130 Kearny Street
                            San Francisco, CA 94108
                                (415) 394-3000

                 Please send copies of all communications to:

                             Kristina Veaco, Esq.
                                Senior Counsel
                             Pacific Telesis Group
                               130 Kearny Street
                            San Francisco, CA 94108
                                (415) 394-3000

                             --------------------

                        CALCULATION OF REGISTRATION FEE
============================================================================
                                   Proposed      Proposed
Title of                           Maximum       Maximum
Securities          Amount         Offering      Aggregate       Amount of
  to be             to be           Price        Offering      Registration
Registered        registered       Per Share(2)  Price(2)         Fee
- ----------------------------------------------------------------------------
Common Stock,
$.01 par value(1) 2,000,000 shs.   $23.75        $47,500,000   $16,379.31
============================================================================

(1) Including associated Series A Participating Preferred Stock purchase rights.

(2) Estimated in accordance with Rule 457(c) and (h), solely for purposes of calculating the registration fee, on the basis of the average of the high and low sale prices on the New York Stock Exchange on January 13, 1994.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                             --------------------

This Registration Statement will become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1. Plan Information.*


Item 2. Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Certain Documents By Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

   (a) the prospectus filed on December 6, 1993 pursuant to Rule 424(b) under the Securities Act of 1933, which contains audited financial statements for the fiscal year ended December 31, 1992, the latest fiscal year of the Registrant for which such statements have been audited;

   (b) all other reports filed pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the prospectus referred to in (a) above; and

   (c) the description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A (File No. 1-12342) filed on September 10, 1993 pursuant to section 12(b) of the Exchange Act, including any subsequent amendment or report filed for the purpose of updating such description.

   All documents filed by the Registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not applicable.


Item 5. Interests of Named Experts and Counsel.

Not applicable.


Item 6. Indemnification of Directors and Officers.

Sections 309 and 317 of the California General Corporation Law authorize the Registrant to indemnify its directors and officers under certain circumstances. Such authorization is sufficiently broad to include, under certain circumstances, indemnification against liability arising under the Securities Act of 1933. The Registrant's Amended and Restated Articles of Incorporation provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by California law. The Registrant has entered into separate indemnification agreements with its directors and officers that require the Registrant, among other things, to indemnify them against certain liabilities, including derivative claims, which may arise by reason of their status or service as directors or officers.


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


Item 7. Exemption from Registration Claimed.

Not applicable.


Item 8. Exhibits.

Undertaking (d) of Item 9 of this Registration Statement is provided in lieu of an opinion of counsel concerning compliance with the requirements of ERISA or an Internal Revenue Service determination letter that the plan is qualified under section 401 of the Internal Revenue Code.

Pursuant to Rule 102(a) of Regulation S-T, exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit
Number                          Description
- ------                          -----------

 4 Rights Agreement between PacTel Corporation and the Bank of New York, Rights Agent, dated as of July 22, 1993 (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form S-1 filed August 27, 1993 (File No. 33-08012)).

 5      Opinion of P. H. White, General Counsel of PacTel Corporation.

 15     Letter re unaudited interim financial information.

 23(i)  Consent of P. H. White (included in Exhibit 5).

 23(ii) Consent of Coopers & Lybrand.

 24     Powers of Attorney.


Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

   (1)  to file, during any period in which offers or  sales are being made of
the  securities   registered  hereby,  a  post-effective   amendment  to  this
Registration Statement:

        (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

   provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

   (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;


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

   (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The Registrant will submit the PacTel Corporation Retirement Plan to the Internal Revenue Service and will make all changes thereto, if any, required by the IRS in order to qualify such Plan.






































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

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on January 18, 1994.


PACTEL CORPORATION



By  /s/ Mohan S. Gyani
    Vice President and Treasurer


                                     * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Sam Ginn,* Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Lydell L. Christensen,* Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Mohan S. Gyani,* Vice President and Treasurer (Principal Accounting Officer)

James R. Harvey,* Director

Paul Hazen,* Director

*By /s/ Mohan S. Gyani
     Attorney-in-fact

DATE January 18, 1994
































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

                                  SIGNATURES


The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on January 18, 1994.


PACTEL CORPORATION RETIREMENT PLAN



   By: /s/ Mohan S. Gyani


























































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

                                 EXHIBIT INDEX

Exhibits identified in  parentheses below,  on file with  the Commission,  are
incorporated  herein by reference as exhibits hereto.   All other exhibits are
provided as part of the electronic transmission.

Exhibit
Number                          Description
- -------                         -----------

 4 Rights Agreement between PacTel Corporation and the Bank of New York, Rights Agent, dated as of July 22, 1993 (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form S-1 filed August 27, 1993 (File No. 33-08012)).

 5      Opinion of P. H. White, General Counsel of PacTel Corporation.

 15     Letter re unaudited interim financial information.

 23(i)  Consent of P. H. White (included in Exhibit 5).

 23(ii) Consent of Coopers & Lybrand.

 24     Powers of Attorney.

















































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